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                                                                   Exhibit 10.14

                 GREATER DALLAS ASSOCIATION OF REALTORS(R), INC.
                           COMMERCIAL LEASE AGREEMENT

                                TABLE OF CONTENTS

         ARTICLE                                                      PAGE
         -------                                                      ----
1.       Defined Terms................................................  1
2.       Lease and Lease Term.........................................  2
3.       Rent and Security Deposit....................................  2
4.       Taxes........................................................  2
5.       Insurance and Indemnity......................................  2
6.       Use of Demised Premises......................................  3
7.       Property Condition:  Maintenance, Repairs and Alterations....  4
8.       Damage or Destruction........................................  4
9.       Condemnation.................................................  5
10.      Assignment and Subletting....................................  5
11.      Default and Remedies.........................................  5
12.      Landlord's Contractual Lien..................................  6
13.      Protection of Lenders........................................  6
14.      Professional Service Fees....................................  7
15.      Environmental Representations and Indemnity..................  7
16.      Miscellaneous................................................  8
17.      Additional Provisions........................................  8

An Exhibit or Exhibits may be attached to this Lease which shall be made a part of this Lease for all purposes [check all boxes which apply]:

                                EXHIBITS TO LEASE

[X] Exhibit A Floor Plan/Site Plan           [ ] Exhibit E Guarantee
[X] Exhibit B Legal Description of Property  [X] Exhibit F Expense Reimbursement
[X] Exhibit C Renewal Options                [ ] Exhibit G Percentage Rental/
[ ] Exhibit D Right of First Refusal for     [X] Exhibit H Construction of
              Additional Space                             Improvements
                                             [_] Exhibit I _____________________


ARTICLE ONE: DEFINED TERMS

     As used in this Lease, the following terms set forth in this Article One shall have the respective meanings set forth hereinbelow:

1.01 DATE OF LEASE:                                                      , 1993.
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1.02 LANDLORD: ARMET BETHANY LIMITED PARTNERSHIP, A TEXAS LIMITED PARTNERSHIP
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Address of Landlord: PO BOX 121697 - FORT WORTH, TX 76121-1697
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Telephone: 214 / 245-8588, 817 / 332-2201, OR 817 / 560-1380
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1.03 TENANT: DIGITAL TECHNIQUES, INC.
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Address of Tenant: 402 WEST BETHANY - ALLEN, TX 75002
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Telephone: 214 / 727-1200
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Fax: 214 / 727-4243

*1.04 PREMISES:

     A. Street address (including county): 402 WEST BETHANY - ALLEN, COLLIN COUNTY, TEXAS

     B. Floor or site plan: Being a floor area of approximately 16,700 square feet and being approximately N/A by N/A feet (measured to the exterior of outside walls and to the center of the interior walls, and being more particularly shown in outline on the floor/site plan attached hereto as Exhibit A. (The aforementioned street address and the floor or site plan shall collectively be referred to herein as the "Demised Premises".)

     C. Legal description: The legal description of the property on which the floor/site plan is situated is more particularly described in Exhibit B attached hereto (the "Property").

1.05 LEASE TERM: THREE (3) years and -0- months beginning on the 1ST day of SEPTEMBER, 1993, and ending on the 31ST day of AUGUST, 1996.

1.06 BASE RENT: $250,920.00 total Base Rent for the Lease Term payable in monthly installments of $6,970.00 per month in advance.

1.07 SECURITY DEPOSIT: $2,849.16 (transferred from previous landlord)

1.08 PERMITTED USE: [See Section 6.01] Office, laboratory and manufacturing or any other legal use consistent with the rules and regulations of the building.

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1.09 PRINCIPAL BROKER: [If none, so state] THE AMEND GROUP
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Address: 5950 BERKSHIRE LANE, SUITE 1300 - DALLAS, TX 75225
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214 / 696-6900 Fax: 214 / 696-0037

1.10 COOPERATING BROKER: [If none, so state] NONE
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Address:
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1.11 PROFESSIONAL SERVICE FEES: [See Article 14]

     A. Payments due to the Principal Broker shall be calculated and paid in accordance with Paragraph |_| A or |X| B of Selection 14.01. [Check applicable paragraph]

     B. The percentage applicable for leases in Sections 14.01 and 14.02 shall be FOUR AND ONE-HALF percent (4 1/2%) and the percentage applicable in
          Section 14.02 in the event of a sale shall be ZERO percent (-0- %).

1.12 HOLDOVER RENT: [See Section 2.04] $10,000.00 per month in advance.

1.13 DAILY LATE CHARGE: [See Section 3.03] ONE HUNDRED AND NO/100 Dollars ($100.00) per day.

1.14 ACCEPTANCE: [See Section 16.13] The number of days for acceptance of this offer to lease shall be SEVEN (7) days.

* Actual Square footage to be determined subsequent to the field measurement and approval of such by Landlord and Tenant.

ARTICLE TWO: LEASE AND LEASE TERM

2.01 LEASE OF DEMISED PREMISES FOR LEASE TERM. Landlord leases the Demised Premised to Tenant and Tenant leases the Demised Premises from Landlord for the Lease Term stated in Section 1.05. As used herein, the "Commencement Date" shall be the date specified in Section 1.05 for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

2.02 DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Demised Premises to Tenant on the first date specified in Section 1.05 above. Landlord's nondelivery of possession of the Demised Premises to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease. However, the Commencement Date shall be delayed until possession of the Demised Premises is delivered to Tenant. The Lease Term shall be extended for a period equal to the delay in delivery of possession of the Demised Premises to Tenant, plus the number of days necessary for the Lease Term to expire on the last day of a month. If Landlord does not deliver possession of the Demised Premises to Tenant within sixty (60) days after the first date specified in Section 1.05 above, Tenant may elect to cancel this Lease by giving written notice to landlord within ten (10) days after the 60 day period ends. If Tenant gives such notice, the Lease shall be canceled effective as of the date of its execution, and no party hereto shall have any obligations, one tot he other. If Tenant does not give such notice within the time specified, Tenant shall have no right to cancel the Lease, and the Lease Term shall commence upon the delivery of possession of the Demised Premises to Tenant. If delivery of possession of the Demised Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the Commencement Date and expiration date of the Lease Term.

2.03 EARLY OCCUPANCY. If Tenant occupies the Demised Premises prior to the Commencement Date, Tenant's occupancy of the Demised Premises shall be subject to all of the provisions of this Lease. Unless provided otherwise herein, Tenant shall pay Base Rent and all other charges specified in this Lease for the period of occupancy.

2.04 HOLDING OVER. Tenant shall vacate the Demised Premises upon the expiration of the Lease Term or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord as a result of any delay by Tenant in vacating the Demised Premises. If Tenant does not vacate the Demised Premises upon the expiration of the Lease Term or earlier termination of the Lease, Tenant's occupancy of the Demised Premises shall be a "month to month" tenancy, subject to all of the terms of this Lease applicable to a month to month tenancy, except that the Base Rent per month then in effect shall be the amount designated in Section 1.12.

ARTICLE THREE: RENT AND SECURITY DEPOSIT

3.01 MANNER OF PAYMENT. All sums payable hereunder by Tenant (the "Rent") shall be made to the Landlord at tile address designated in Section 1.02 or to such other party or address as Landlord may designate. Any and all payments made to a designated third party for the account of the Landlord shall be deemed made to Landlord when received by said designated third party. All sums payable by Tenant hereunder, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code and for all other purposes. The Base Rent is the minimum rent for the Demised Premises and is subject to the terms and conditions contained in this Lease together with the Exhibits attached hereto, if any.

3.02 TIME OF PAYMENT. Upon execution hereof, Tenant shall pay the installment of rent for the first month of the Lease Term. On or before the first day of the second month of the Lease Term and of each month thereafter, the installment of rent and other sums due hereunder shall be due and payable, in advance, without off-set, deduction or prior demand. If the Lease Term commences or ends on a day other than the first or last day of a calendar month, the


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rent for any fractional calendar month following the Commencement Date or preceding the end of tile Lease Term shall be prorated by days within five (5) days after the due date.

3.03. LATE CHARGES. Tenant's failure to pay sums due hereunder promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, deed of trust or mortgage encumbering the Demised Premises. Therefore, if any sum due hereunder is not received within five (5) days after the due date, Tenant shall pay the Landlord a late charge equal to the Daily Late Charge for each day after the due date until such delinquent sum is received. If any check tendered in payment of any sum due from Tenant hereunder is dishonored for any reason, Tenant shall pay a late charge for each day after said due date until good funds are received by the Landlord. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment or such dishonored check.

3.04. SECURITY DEPOSIT. Upon execution hereof, Tenant shall deposit with Landlord a cash Security Deposit in the sum stated in Section 1.07. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written demand. Tenant's failure to restore the full amount of the Security Deposit within the time specified shall be a default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Upon any termination of this Lease not resulting from Tenant's default, and after Tenant has vacated the Demised Premises in the manner required by this Lease, Landlord shall refund the unused portion of the Security Deposit to Tenant.

3.05. GOOD FUNDS PAYMENTS. If, for any reason whatsoever, any two or more payments by check from Tenant to Landlord for Rent are dishonored and returned unpaid, thereafter, Landlord may, at Landlord's sole option, upon written notice to Tenant, require that all future payments of Rent for the remaining term of the Lease shall be made by cash, cashier's check, or money order and that the delivery of Tenant's personal or corporate check will no longer constitute payment of Rent as provided in this Lease.

ARTICLE FOUR: TAXES

4.01. PAYMENT BY LANDLORD. Landlord shall pay the real estate taxes on the Demised Premises during tile Lease Term.

4.02. IMPROVEMENTS BY TENANT. In the event the real estate taxes levied against the Demised Premises for the real estate tax year in which the Lease Term commences are increased in the current tax year or subsequent tax years as a result of any alterations, additions or improvements made by Tenant or by Landlord at the request of Tenant, Tenant shall pay to Landlord upon demand the amount of such increase and continue to pay such increase during the term of this Lease. Landlord shall use reasonable efforts to obtain from the tax assessor or assessors a written statement of the total amount of such increase.

4.03. JOINT ASSESSMENT. If the real estate taxes are assessed against the Premises jointly with other property not constituting a part of the Demised Premises, the real estate taxes for such years shall be equal to the amount bearing the same proportion to the aggregate assessment that the total square feet of building area in the Demised Premises bears to the total square feet of building area included in the joint assessment.

4.04. PERSONAL PROPERTY TAXES. Tenant shall pay all taxes assessed against trade fixtures, furnishings, equipment, or any other personal property belonging to Tenant. Tenant shall use reasonable efforts to have its personal property taxed separately from the Demised Premises, but if any of Tenant's personal property is taxed with the Demised Premises, Tenant shall pay the taxes for the personal property within fifteen (15) days after Tenant receives a written statement for such personal property taxes. In no case, however, shall Tenant be responsible for taxes levied against another tenant or another land owner.

ARTICLE FIVE: INSURANCE AND INDEMNITY

5.01. CASUALTY INSURANCE. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Demised Premises in such amount or percentage of replacement value as Landlord deems reasonable in relation to the age, location, type of construction and physical condition of the Demised Premises and the availability of such insurance at reasonable rates. Such policies shall provide protection against all perils included within the classification of fire and extended coverage and any other perils which Landlord deems necessary. Landlord may obtain insurance coverage for Tenant's fixtures, equipment or building improvements installed by Tenant in or on the Demised Premises. Tenant shall, at Tenant's expense, maintain such primary or additional insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect its interest. Tenant shall not do or permit to be done anything which invalidates any such insurance policies. Any casualty insurance which may be carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance and under its sole control.

5.02. INCREASE IN PREMIUMS. Tenant shall not permit any operation or activity to be conducted or storage or use of any volatile or any other materials on or about the Demised Premises that would cause suspension or cancellation of any fire and extended coverage insurance policy carried by Landlord, or increase the premiums therefor, without the prior written consent of Landlord. If Tenant's use and occupancy of the Demised Premises causes an increase in the premiums for any fire and extended coverage insurance policy carried by Landlord as of the day immediately prior


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to Tenant's possession of the Demised Premises under this Lease, Tenant shall pay, as additional rental, the amount of such increase to Landlord upon demand and presentation of written evidence of the increase by Landlord.

5.03. LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of comprehensive public liability insurance, at Tenant's expense, insuring Landlord against liability arising out of the ownership, use, occupancy, or maintenance of the Demised Premises. The initial amount of such insurance shall be at least $1,000,000 combined single-limit bodily injury and property damage, for each occurrence, and shall be subject to periodic increases based upon such economic factors as Landlord shall determine, in Landlord's discretion, exercised in good faith. However, the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. The policy shall contain cross-liability endorsements, if applicable, and shall insure Tenant's performance of the indemnity provisions of Section 5.04. Such policy shall contain a provision which prohibits cancellation or modification of the policy except upon thirty (30) days' prior written notice to Landlord. Tenant may discharge its obligations under this Section by naming Landlord as an additional insured under a policy of comprehensive liability insurance maintained by Tenant and containing the coverage and provisions described in this Section. Tenant shall deliver a copy of such policy or certificate (or a renewal thereof) to Landlord prior to the Commencement Date and prior to the expiration of any such policy during the Lease Term. If Tenant fails to maintain such policy, Landlord may elect to maintain such insurance at Tenant's expense. Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant.

5.04. INDEMNITY. Landlord shall not be liable to Tenant or to Tenant's employees, agents, invitees or visitors, or to any other person whomsoever, for any injury to persons or damage to property on or about the Demised Premises or any adjacent area owned by Landlord caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees or concessionaires or any other person entering the Demised Premises under express or implied invitation of Tenant, or arising out of the use of the Demised Premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations hereunder; and Tenant hereby agrees to indemnify and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury. Tenant shall not be liable for any injury or damage caused by the negligence or misconduct of Landlord, or its employees or agents, and Landlord agrees to indemnify and hold Tenant harmless from any loss, expense or damage arising out of such damage or injury.

5.05 COMPARATIVE NEGLIGENCE. Tenant hereby unconditionally and irrevocably agrees to indemnify, defend and hold Landlord's officers, agents, directors, subsidiaries, partners, employees, licenses and counsel harmless to the extent of Tenant's comparative negligence as determined by the court of law, if any, from and against any and all loss, liability, demand, damage, judgment, suit, claim, deficiency, interest, fee, charge, cost or expense (including, without limitation, interest, court costs and penalties, attorney's fees and disbursements and amounts paid in settlement, or liabilities resulting from any change in federal, state or local law or regulation or interpretation hereof) of whatever nature, on a comparative negligence basis, even when caused in part by Landlord's negligence or the joint or concurring negligence of Landlord and any other person or entity, which may result or to which Landlord and/or any of Landlord's officers, agents, directors, employees, subsidiaries, partners, licensees and counsel may sustain, suffer, incur or become subject to in connection with or arising in any way whatsoever out of the leasing, operation, promotion, management, maintenance, repair, use or occupation of the Demised Premises, or any other activity of whatever nature in connection therewith, or arising out of or by reason of any investigation, litigation or other proceedings brought or threatened, arising out of or based upon the leasing, operation, promotion, management, maintenance, repair, use or occupancy of the Demised Premises, or any other activity on the Demised Premises, This provision shall survive the termination of this Lease.

5.06. WAIVER OF SUBROGATION. Each party hereto waives any and every claim which arises or may arise in its favor against the other party hereto during the term of this Lease or any renewal or extension thereof for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Demised Premises, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under such insurance policies. Such mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as such mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company (or any other person), each party hereby agrees immediately to give to each insurance company which has issued to such party policies of fire and extended coverage insurance, written notice of the terms of such mutual waivers, and to cause such insurance policies to be properly endorsed, if necessary, to prevent the invalidation of such insurance coverages by reason of such waivers.

ARTICLE SIX: USE OF DEMISED PREMISES

6.01. PERMITTED USE. Tenant may use the Demised Premises only for the permitted use stated in Section 1.08. The parties hereto acknowledge that the current use of the Demised Premises or the improvements located on the Demised Premises, or both, may or may not conform to the city zoning ordinance with respect to the permitted use, height, setback requirements, minimum parking requirements, coverage of improvements to total area of land and other matters which may have a significant economic impact upon the intended use of Tenant. Tenant acknowledges that Tenant has or will independently investigate and verify to Tenant's satisfaction the extent of any such limitations or nonconforming uses of the Demised Premises. Tenant further acknowledges that Tenant is not relying upon any warranties or representations of Landlord or the Brokers who are participating in the negotiation of this Lease concerning the permitted uses of the Demised Premises or with respect to any nonconforming uses of the improvements located on the Demised Premises.

6.02. COMPLIANCE WITH LAW. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Demised Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and other activities in or upon, or connected

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with the Demised Premises, all at Tenant's sole expense, including any expense or cost resulting from the compliance with improvements for handicapped or disabled persons mandated by governmental regulations. Landlord shall be responsible for the costs associated with compliance of any governmental regulations with regard to the improvements outlined in Exhibit "D" as well as any costs associated with the compliance in any common areas. Said costs of compliance shall not be passed through to Tenant in Operating Expenses or any other form of monetary recovery.

6.03. CERTIFICATE OF OCCUPANCY. Tenant may, prior to the commencement of the term of this Lease, apply for a Certificate of Occupancy from the municipality in which the Demised Premises are located. If Tenant is unable to obtain a Certificate of Occupancy prior to the Commencement Date, Tenant shall have the right to terminate this Lease by written notice to Landlord if Landlord or Tenant is unwilling or unable to cure the defects which prevented the issuance of the Certificate of Occupancy. Landlord may, but has no obligation to, cure any such defects preventing the issuance of a Certificate of Occupancy, including any repairs, installations, or replacements of any items which are not presently existing on the Demised Premises, or which have not been expressly agreed upon by Landlord in writing.

6.04. SIGNS. Without the prior written consent of Landlord, Tenant shall not place or affix any signs or other objects upon or to the Demised Premises, including but not limited to the roof or exterior walls of the building or other improvements thereon, or paint or deface said exterior walls. Any signs installed by Tenant shall conform with applicable laws and deed and other restrictions.

6.05. UTILITY SERVICES. Tenant shall pay the cost of all utility services, including but not limited to initial connection charges, all charges for gas, water, sewerage, storm water disposal, communications and electricity used on the Demised Premises, and for all electric lights, lamps and tubes.

6.06. LANDLORD'S ACCESS. After giving four (4) hours notice to Tenant, Landlord and its authorized agents shall have the right, during normal business hours, to enter the Demised Premises (a) to inspect the general condition and state of repair thereof, (b) to make repairs required or permitted under this Lease, (e) to show the Demised Premises or the Property to any prospective tenant and only within the last ninety (90) days of the Lease or purchaser, or (d) for any other reasonable purpose. During the final one hundred fifty (150) days of the Lease Term, Landlord and its authorized agents shall have the right to erect and maintain on or about the Demised Premises for lease or sale.

6.07. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Demised Premises for the full Lease Term, subject to the provisions of this Lease.

6.08. EXEMPTIONS FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Demised Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Demised Premises or upon other portions of any building of which the Demised Premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building of which the Demised Premises is a part. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.08 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

ARTICLE SEVEN: PROPERTY CONDITION, MAINTENANCE, REPAIRS AND ALTERATIONS

7.01. PROPERTY CONDITION. Except as disclosed in writing by Landlord to Tenant contemporaneously with the execution hereof (the "Disclosure Notice"), to the best of Landlord's knowledge the Demised Premises has no known latent structural defects, construction defects of a material nature, and to the best of Landlord's knowledge none of the improvements has been constructed with materials known to be a potential health hazard to occupants of the Demised Premises. Tenant acknowledges that neither the Principal Broker nor any cooperating Broker has made any warranty or representation to Tenant with respect to the condition of the Demised Premises, and that Tenant is relying exclusively upon the representations, if any, of Landlord with respect to the condition of the Demised Premises. Landlord agrees to hold said Brokers harmless of and from any and all damages, claims, costs and expenses of every kind and character resulting from or related to Landlord's furnishing to said Brokers any false, incorrect or inaccurate information with respect to the Demised Premises of Landlord's concealing any material information with respect to the condition of the Demised Premises. Other than as expressly set forth in this Lease, Landlord represents that on the Commencement Date, the plumbing, electrical and lighting system, exterior doors, any fire protection sprinkler system, heating system, air conditioning equipment, dock levelers and elevators in the Demised Premises are in good operating condition.

7.02. ACCEPTANCE OF DEMISED PREMISES. Tenant acknowledges that a full and complete inspection of the Demised Premises and adjacent common areas has been made and Landlord has represented a full and adequate disclosure of existence of any defects which would interfere with Tenant's use of the Demised Premises for their intended commercial purpose. Tenant specifically acknowledges that as a result of such inspection and disclosure, Tenant has taken possession of the Demised Premises and has made its own determination to fully accept same in its as-is condition.

7.03. OBLIGATION TO REPAIR. Except as otherwise provided herein, Landlord shall be under no obligation to perform any repair, maintenance or management service in the Demised Premises or adjacent common areas. Tenant shall be fully responsible, at its expense, for all repair, maintenance and management services other than those which are expressly assumed by Landlord.

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          A. LANDLORD'S OBLIGATION TO REPAIR.

         (1) Subject to the provisions of Article Eight (Damage or Destruction) and Article Nine (Condemnation) and except for damage caused by any act or omission of Tenant, Landlord shall keep the foundation, roof and the structural portions of exterior walls of the improvements of the Demised Premises in good order, condition and repair. Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. In addition, Landlord shall not he obligated to make any repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need of such repairs. If any repairs are required to be made by Landlord, Tenant shall, at Tenant's sole cost and expense, promptly remove Tenant's fixtures, inventory, equipment and other property, to the extent required to enable Landlord to make such repairs. Landlord's liability hereunder shall be limited to the cost of such repairs or corrections.

         (2) Landlord and Tenant expressly agree that all repair, maintenance management and other services to be performed by Landlord or Landlord's agents exclusively consist of the exercise of professional judgment by such service providers, and Tenant expressly waives any claims for breach of warranty arising from the performance of such services.

         B. TENANT'S OBLIGATION TO REPAIR. Subject to the provisions of the last sentence of Section 7.01, the preceding Section 7.03.A, Article Eight (Damage or Destruction) and Article Nine (Condemnation), Tenant shall, at all times, keep all other portions of the Demised Premises in good order, condition and repair, including but not limited to repairs (including all necessary replacements) of the windows, plate glass, doors, heating system, air conditioning equipment, electrical and lighting system, fire protection sprinkler system, dock levelers, elevators interior plumbing and the interior of the building in general. In addition, Tenant shall, at Tenant's expense, repair any damage to any portion of the Property, including the roof, foundation, or structural portions of exterior walls of the Demised Premises, caused by Tenant's acts or omissions. If Tenant fails to maintain and repair the Property as required by this Section, Landlord may, on ten (10) days' prior written notice, enter the Demised Premises and perform such maintenance or repair on behalf of Tenant, except that no notice shall be required in case of emergency, and Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

7.04. ALTERATIONS, ADDITIONS AND IMPROVEMENTS. Tenant shall not create any openings in the roof or exterior walls, or make any alterations, additions or improvements to the Demised Premises without the prior written consent of Landlord. Consent for nonstructural alterations, additions or improvements shall not be unreasonably withheld by Landlord. Tenant shall have the right to erect or install shelves, bins, machinery, air conditioning or heating equipment and trade fixtures, provided that Tenant complies with all applicable governmental laws, ordinances, codes, and regulations. At the expiration or termination of this Lease, Tenant shall, subject to the restrictions of Section 7.05 below, have the right to remove such items so installed by it, provided Tenant is not in default at the time of such removal and provided further that Tenant shall, at the time of removal of such items, repair in a good and workmanlike manner any damage caused by installation or removal thereof. Tenant shall pay for all costs incurred or arising out of alterations, additions or improvements in or to the Demised Premises and shall not permit a mechanic's or materialman's lien to be filed against the Demised Premises. Upon request by Landlord, Tenant shall deliver to Landlord proof of payment reasonably satisfactory to Landlord of all costs incurred or arising out of any such alterations, additions or improvements.

7.05. CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Demised Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of the Lease. Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Eight (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the termination of the Lease and to restore the Demised Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of the Lease. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE EIGHT: DAMAGE OR DESTRUCTION

8.01. NOTICE. If the building or other improvements situated on the Demised Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall immediately give written notice thereof to Landlord.

8.02. PARTIAL DAMAGE. If the building or other improvements situated on the Demised Premises are damaged by fire, tornado, or other casualty but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days from the date Landlord receives written notification by Tenant of the happening of the damage, this Lease shall not terminate, but Landlord shall, at its sole cost and risk, proceed forthwith and use reasonable diligence to rebuild or repair such building and other improvements on the Demised Premises (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Demised Premises) to substantially the condition in which they existed prior to such damage; provided, however, if the casualty occurs during the final eighteen (18) months of the Lease Term, Landlord shall not be required to rebuild or repair such damage unless Tenant shall exercise its renewal option (if any is contained herein) within fifteen
(15) days after the date of receipt by Landlord of the notification of the occurrence of the damage. If Tenant does not elect to exercise its renewal option or if there is no renewal option contained herein or previously unexercised at such time, this Lease shall terminate at the option of Landlord and the Rent shall be abated for the unexpired portion of this Lease, effective from the date of actual receipt by Landlord of the written notification of the damage. If the building and

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other improvements are to be rebuilt or repaired and arc untenantable in whole or in part following such damage, the monthly installments of Rent payable hereunder during the period in which they are untenantable shall be adjusted equitably. Should any such damage cause a materially adverse effect to Tenant's business and needed repairs are not started within thirty (30) days and completed within seventy-five (75) days after written notice to Landlord. at Tenant's option, Tenant may terminate this Lease and all rent shall be abated for the unexpired portion of this Lease.

8.03 SUBSTANTIAL OR TOTAL DESTRUCTION. If the building or other improvements situated on the Demised Premises are substantially or totally destroyed by fire, tornado, or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days from the date Landlord receives written notification by Tenant of the happening of the damage, this Lease shall terminate at the option of either Landlord or Tenant and monthly installments of Rent shall be abated for the unexpired portion of this Lease, effective from the date of receipt by Landlord Or Tenant of such written notification. If this Lease is not terminated, the building and the improvements shall be rebuilt or repaired and monthly installments of Rent abated to the extent provided under Section 8.02.

ARTICLE NINE: CONDEMNATION

If, during the term of this Lease or any extension or renewal thereof, all or a substantial part of the Demised Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or are sold to the condemning authority under threat of condemnation, this Lease shall terminate and the monthly installments of Rent shall be abated during the unexpired portion of this Lease, effective from the date of taking of the Demised Premises by the condemning authority. If less than a substantial part of the Demised Premises is taken for public or quasi-pubic use under any governmental law, ordinance or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, Landlord, at its option, may by written notice terminate this Lease or shall forthwith at its sole expense restore and reconstruct the buildings and improvements (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the demised Premises) situated on the Demised Premises in order to make the same reasonably tenantable and suitable for the use for which the Demised Premises is leased as defined in Section 6.01. The monthly installments of Base Rent payable hereunder during the unexpired portion of this Lease shall be adjusted equitably. Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this Lease shall not affect the rights of the respective parties to such awards.

ARTICLE TEN:  ASSIGNMENT AND SUBLETTING

Tenant shall not, without the prior written consent of Landlord which consent shall not be unreasonably withheld, assign this Lease or sublet the Demised Premises or any portion thereof. Any assignment or subletting shall be expressly subject to all terms and provisions of this Lease, including the provisions of
Section 6.01 pertaining to the use of the Demised Premises. In the event of any assignment or subletting, Tenant shall remain fully liable for the full performance of all Tenant's obligations under this Lease. Tenant shall not assign its rights hereunder or sublet the Demised Premises without first obtaining a written agreement from the assignee or sublessee whereby the assignee or sublessee agrees to assume the obligations of Tenant hereunder and to be bound by the terms of this Lease. No such assignment or subletting shall constitute a novation. In the event of the occurrence of an event of default while the Demised Premises is assigned or sublet, Landlord, in addition to any other remedies provided herein or by law, may at Landlord's option, collect directly from such assignee or subtenant all rents becoming due under such assignment or subletting and apply such rent against any sums due to Landlord hereunder. No direct collection by Landlord from any such assignee or subtenant shall release Tenant from the performance of its obligations hereunder.

Tenant may assign this Lease or sublet the Lease Premises or any portion thereof, without Landlord's consent to any corporation which controls, is controlled by, or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires substantially all the assets of Tenant as a going concern (collectively, an "Affiliate"), provided that the Affiliate assumes in writing all of Tenant's obligation under this Lease, provided the original Tenant and guarantor are not relieved of their obligation.

ARTICLE ELEVEN: DEFAULT AND REMEDIES

11.01. DEFAULT. Each of the following events shall be an event of default under this Lease:

A. Failure of Tenant to pay any installment of the Rent or other sum payable to Landlord hereunder on the date that same is due and such failure shall continue for a period of ten (10) days after written notice from Landlord or its agent.

B. Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Base Rent or other sum of money, and such failure shall not be cured within thirty (30) days after written notice thereof to Tenant;

C. Tenant or any guarantor of Tenant's obligations hereunder shall generally fail to pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors;

D. Tenant or any guarantor of Tenant's obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;


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E. Any case, proceeding or other action against Tenant or any guarantor of
Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and Tenant (i) fails to obtain a dismissal of such case, proceeding, or other action within sixty
(60) days of its commencement; or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter; or (iii) is the subject of an order of relief which is not fully stayed within seven (7) business days after the entry thereof; and

F. Abandonment by Tenant of any substantial portion of the Demised Premises or cessation of the use of the Demised Premises for the purpose leased and Tenant discontinues to pay rent.

11.02. REMEDIES. Upon the occurrence of any of the events of default listed in
Section 11.01, Landlord shall have the option to pursue any one or more of the following remedies without any prior notice or demand whatsoever:

A. Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord. If Tenant fails to so surrender the Demised Premises, Landlord may, without prejudice to any other remedy which it may have for possession of the Demised Premises or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, without being liable for prosecution or any claim for damages therefor. Tenant shall pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise.

B. Enter upon and take possession of the Demised Premises, without terminating this Lease and without being liable for prosecution or for any claim for damages therefor, and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof. Landlord may relet the Demised Premises and receive the rent therefor. Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such reletting. In determining the amount of such deficiency, the professional service fees, attorneys' fees, remodeling expenses and other costs of reletting shall be subtracted from the amount of rent received under such reletting.

C. Enter upon the Demised Premises, by force if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, together with interest thereon at the rate of twelve percent (12%) per annum from the date expended until paid. Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

D. In addition to the foregoing remedies, Landlord shall have the right to change or modify the locks on the Demised Premises in the event Tenant fails to pay the monthly installment of Rent when due only to produce a meeting between Landlord and Tenant. Tenant agrees that Landlord shall not be liable for any damages resulting to the Tenant from the lockout. At such time that Landlord changes or modified the lock, Landlord shall post a "Notice of Change of Locks" on the front of the Demised Premises. Such Notice shall state the following:

(1) That Tenant's monthly installment of Rent is delinquent, and therefore, under authority of Section 11.02D of Tenant's Lease, the Landlord has exercised its contractual right to change or modify Tenant's door lock;

(2) That the Notice has been posted on the Tenant's front door by a representative of Landlord and that Tenant should make arrangements to pay the delinquent installment of Rent when Tenant picks up the key; and

(3) That the failure of the Tenant to comply with the provisions of the Lease and the Notice and/or tampering with or changing the door lock(s) by Tenant may subject the Tenant to legal liability.

E. No re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may, at any time thereafter, elect to terminate this Lease for a previous uncured default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any monthly installment of Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. Should Landlord terminate this Lease at any time for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Demised Premises and the cost of the rental then remaining unpaid.

11.03. NOTICE OF DEFAULT. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Demised Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Tenant's notice. However, if such nonperformance

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reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such 30-day period and thereafter diligently pursued to completion.

11.04. LIMITATION OF LANDLORD'S LIABILITY. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Demised Premises or the leasehold estate under a ground lease of the Demised Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease accruing on or after the date of transfer. However, each Landlord shall deliver to its transferee the Security Deposit held by Landlord if such Security Deposit has not then been applied under the terms of this Lease.

ARTICLE TWELVE:   [Intentionally Deleted]

ARTICLE THIRTEEN: PROTECTION OF LENDERS

13.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any future ground Lease, deed of trust or mortgage encumbering the Demised Premises, and advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord's right to obtain such a future subordination is subject to Landlord's providing Tenant with a written Subordination, Nondisturbance and Attornment Agreement from any such ground lessor, beneficiary or mortgagee wherein Tenant's right to peaceable possession of the Demised Premises during the Lease Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary, or mortgagee elects to have this Lease superior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed superior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof. Tenant's rights under this Lease, unless specifically modified at the time this Lease is executed, are subordinated to any existing ground lease, deed of trust or mortgage encumbering the Demised Premises.

13.02. ATTORNMENT. If Landlord's interest in the Demised Premises is transferred voluntarily or involuntarily to any ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Demised Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Demised Premises upon the transfer of Landlord's interest.

13.03. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any reasonable instruments or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

13.04.  ESTOPPEL CERTIFICATES.

A. Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; and (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why). Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement by Tenant may be furnished by Landlord to any prospective purchaser or lender of the Demised Premises. Such purchaser or lender may rely conclusively upon such statement as true and correct.

B. If Tenant does not deliver such statement to Landlord within such 10 day period, Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord;
(ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one monthly installment of Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

13.05. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, but not more than twice per calendar year, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Demised Premises. Tenant represents and warrants to Landlord that each such financial statement is a true, complete, and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

ARTICLE FOURTEEN: PROFESSIONAL SERVICE FEES

14.01. AMOUNT AND MANNER OF PAYMENT OF SERVICE FEES. Fees due to the Principal Broker shall be calculated and paid in accordance with Article 1.11 as follows:

A. Landlord agrees to pay to the Principal Broker a fee for negotiating this Lease equal to the percentage stated in Section 1.11B of each monthly Rent payment at the time such payment is due.


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B. Landlord agrees to pay to the Principal Broker a fee for negotiating this
Lease equal to the percentage stated in Section 1.11B of the total Rent to become due to Landlord during the term of this Lease. Said fees shall be payable to the Principal Broker on the date of the execution of this Lease.

14.02. PAYMENTS ON RENEWAL, EXPANSION OR PURCHASE. If during the term of this Lease (as the same may be renewed or extended) or within ten (10) years from the date hereof, whichever shall be the greater period of time, Tenant, its successors or assigns, shall (a) exercise any right or option to renew or extend the term of this Lease (whether contained in this Lease or in any amendment, supplement or other agreement pertaining hereto) or enter into a new lease or rental agreement with Landlord covering the Demised Premises, or (b) enter into any lease, extension, renewal, expansion or other rental agreement with Landlord demising to Tenant any premises located on or constituting all or part of any tract or parcel of real property adjoining, adjacent to or contiguous to the Demised Premises and owned by Landlord on the date of this Lease, Landlord shall pay to the Principal Broker an additional fee covering the full period of such renewal, extension, lease, expansion or other rental agreement which shall be due on the date of exercise, in the case of the exercise of an option, or the execution, in the case of a lease or other agreement. Such fees shall be computed under Section 14.01A or 14.01B above (whichever has been made applicable under Section 1.11A), as if a new lease had been made for such period of time. In the event Tenant, its successors or assigns, purchases the Demised Premises at any time, pursuant to a purchase option contained in this Lease (or any lease, extension, renewal, expansion or other rental agreement upon which an additional fee would be due under the above provisions) or, in the absence of any purchase option or exercise thereof, purchases the Demised Premises within ten (10) years from the date hereof, Landlord shall pay to the Principal Broker a sales fee in cash equal to the percentage stated in Section 1.11B of the purchase price, payable at closing. Upon closing of the sale, all lease fees shall terminate if the lease fees are payable monthly.

14.03. LANDLORD'S LIABILITY. If this Lease is negotiated by Principal Broker in cooperation with another Broker, Landlord shall be liable for payment of all Professional Service Fees to Principal Broker only, whereupon Landlord shall be protected from any claims from the Cooperating Broker.

14.04. [Intentionally Deleted]

14.05. SALE. In the event of a sale of the Demised Premises or the assignment of this Lease by Landlord, Landlord shall obtain from the purchaser or assignee an Assumption Agreement in recordable form whereby such purchaser or assignee agrees to pay the Principal Broker all professional service fees payable under this Lease and shall deliver a fully executed counterpart thereof to Principal Broker on the date of closing of the sale of the Demised Premises or assignment of this Lease. Landlord shall be released from personal liability for subsequent payments only upon the delivery of such counterpart of said Assumption Agreement. Landlord shall not transfer, convey, or sell the Demised Premises or assign this Lease without first obtaining from the purchaser or assignee such Assumption Agreement. The form of such Assumption Agreement shall be furnished to the Principal Broker at the time Landlord enters into any contract for the sale of the Demised Premises or assignment of this Lease.

14.06. TERMINATION. The termination of this Lease by the mutual agreement of Landlord and Tenant, Tenant not being in default hereunder, shall not affect the right of the Principal Broker to continue to receive the monthly Professional Services Fees agreed to be paid by Landlord under Section 14.01A above, just as if Tenant had continued to occupy the Demised Premises and had paid the monthly installments of Base Rent during the remaining term of this Lease. Termination of this Lease under Article Eight or Article Nine shall not terminate the right to such monthly Professional Service Fees.

14.07. LIEN. The Principal Broker is hereby granted a lien against the Demised Premises to secure payment of all Professional Services Fees (including not only the Professional Service Fees originally payable hereunder but also any additional Professional Service Fees which may hereafter become payable by reason of renewals, new leases, rental agreements, sales or otherwise). This lien is subject to the rights of Tenant under this Lease, but prior and superior to any liens hereafter created against the Demised Premises, excepting only liens in favor of institutional lenders and similar regulated financial institutions securing indebtedness incurred for the purposes of acquiring the Demised Premises or constructing, repairing, rebuilding or remodeling buildings and other improvements thereon, to all of which liens the lien hereby created shall be subordinate and inferior.

ARTICLE FIFTEEN: ENVIRONMENTAL REPRESENTATIONS AND INDEMNITY

15.01. TENANT'S COMPLIANCE WITH ENVIRONMENTAL LAWS. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to Tenant's use of the Property and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Material (as defined hereinafter), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Property.

15.02. TENANT'S INDEMNIFICATION. Tenant shall not cause or permit any hazardous material to be brought upon, kept or used in or about the Property by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding Section or sentence, or if the presence of Hazardous Material on the Property caused or permitted by Tenant results in contamination of the Property or any other property, or if contamination of the Property or any other property by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Property, damages for the loss or


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restriction on use of rentable or unusable space or of any amenity or appurtenance of the Property, damages arising from any adverse impact on marketing of building space or land area, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any federal, state or local government agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Property. Without limiting the foregoing, if the presence of any Hazardous Material on the Property or any other property caused or permitted by Tenant results in any contamination of the Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Property to the condition existing prior to the introduction of any such Hazardous Material to the Property, provided that Landlord's approval of such actions shall first be obtained. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

15.03. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to the best of Landlord's actual knowledge that any handling, transportation, storage, treatment or usage of Hazardous Material that has occurred on the Property to date has been in compliance with all applicable federal, state, and local laws, regulations and ordinances. Landlord further represents and warrants that no leak, spill, release, discharge, emission or disposal of Hazardous Material has occurred on the Property to date and that the soil or groundwater on or under the Property is free of Hazardous Material as of the date that the term of this Lease commences unless expressly disclosed by Landlord to Tenant in writing.

15.04. LANDLORD'S INDEMNIFICATION. Landlord hereby indemnifies, defends and holds Tenant harmless from any claims, judgments, damages, penalties, fines, costs, liabilities, (including sums paid in settlements of claims) or loss, including, without limitation, attorneys' fees, consultant fees, and expert fees, which arise during or after the term of this Lease from or in connection with the presence or suspected presence of Hazardous Material in the soil or groundwater on or under the Property, unless the Hazardous Material is released by Tenant or is present solely as a result of the negligence or willful conduct of Tenant, its officers, employees or agents. Without limiting the generality of the foregoing, the indemnification provided by this Article 15.04 shall specifically cover costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of Hazardous Material in the soil or groundwater on or under the Property, unless the Hazardous Material is released by Tenant or is present solely as a result of the negligence or willful conduct of Tenant, its officers, employees, or agents.

15.05. DEFINITIONS. For purposes of this Article 15, the term "Hazardous Material" shall mean any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other federal, state or local environmental law, regulation, ordinance, rule, or bylaw, whether existing as of the date hereof, previously enforced or subsequently enacted.

15.06. SURVIVAL. The indemnities contained in this Article 15 shall survive the expiration or earlier termination of this Lease.

15.07. BROKER'S ENVIRONMENTAL DISCLOSURE. Tenant and Landlord further acknowledge that the Brokers involved in the negotiation of this transaction have no expertise with respect to any such Hazardous Materials, although said Brokers will disclose any actual knowledge possessed by them. Tenant and Landlord shall look solely to experts and professionals, if any, selected by Tenant or Landlord to advise Tenant or Landlord with respect to the condition of the Property and shall not hold the Brokers responsible for any Hazardous Material condition or problem relating to the Property. Both the Landlord and Tenant hereby agree to indemnify, defend, and hold the Brokers participating in this transaction harmless of and from any and all liability, claim, debt, damage, cost, or expense, including reasonable attorneys' fees, related to or arising out of or in any way connected to Hazardous Materials and/or toxic wastes and/or any other undesirable substances affecting the Property.

ARTICLE SIXTEEN: MISCELLANEOUS

16.01. FORCES MAJEURE. In the event performance by Landlord or Tenant of any term, condition or covenant in this Lease is delayed or prevented by any Act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, or any other cause not within the control of the affected party the period for performance of such term, condition or covenant shall be extended for a period equal to the period the affected party is so delayed or hindered.

16.02. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. For convenience, each party hereto is referred to in the neuter gender, but the masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Demised Premises with Tenant's expressed or implied permission.

16,03. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provisions of this Lease or its acceptance of late installments of Rent shall not be a waiver and shall not estop Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate, cash, or endorse such check without being bound to the conditions of such statement.

16.04. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is invalid or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

16.05. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

16.06. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Demised Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

16.07. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage pre-paid, registered or certified mail, return receipt requested, addressed as stated herein. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that, upon Tenant's taking possession of the Demised Premises, the Demised Premises shall be Tenant's address for notice purposes. Notices to any other party hereto shall be delivered to the address specified in Article One as the address for such party. Any party hereto may change its notice address upon written notice to the other parties.

16.08. ATTORNEYS' FEES. If on account of any breach or default by any party hereto in its obligations to any other party hereto (including but not limited to the Principal Broker), it shall become necessary for the nondefaulting party to employ an attorney to enforce or defend any of its rights or remedies hereunder, the defaulting party agrees to pay the nondefaulting party its reasonable attorneys' fees, whether or not suit is instituted in connection therewith.

16.09. VENUE. All obligations hereunder, including but not limited to the payment of fees to the Principal Broker, shall be performable and payable in the county in which the Property is located.

16.10.  GOVERNING LAW.  The laws of the State of Texas shall govern this Lease.

16.11. SURVIVAL. All obligations of any party hereto not fulfilled at the expiration or the earlier termination of this Lease shall survive such expiration or earlier termination as continuing obligations of such party.

16.12. BINDING EFFECT. This Lease shall inure to the benefit of and be binding upon each of the parties hereto and their respective heirs, representatives, successors and assigns; provided, however, Landlord shall have no obligation to Tenant's successors or assigns unless the rights or interests of such successors or assigns are acquired in accordance with the terms of this Lease.

16.13. EXECUTION AS OFFER. The execution of this Lease by the first party to do so constitutes an offer to lease the Demised Premises. Unless within the number of days stated in Section 1.14 above after the date of its execution by the first party to do so, this Lease is signed by the other party and a fully executed copy is delivered to the first party, such offer shall be automatically withdrawn and terminated.

ARTICLE SEVENTEEN:  ADDITIONAL PROVISIONS

     Additional provisions may be set forth in the blank space below. and/or an Exhibit or Exhibits may be attached hereto which shall be a part of this Lease for all purposes.

         EFFECTIVE as of the date stated in Section 1.01 above.

BROKERS:                                    LANDLORD:

The Amend Group                             Armet Bethany Limited Partnership
--------------------------------------      ---------------------------------
Principal Broker, Member of
the Greater Dallas Association of
REALTORS(R), Inc.


By:                                         By: /s/ Gary W. Havener
   -----------------------------------      ---------------------------------
Name:                                       Name:  Gary W. Havener
     ---------------------------------           ----------------------------
Address:  5950 Berkshire Lane               Title: President of Armet
        ------------------------------             Corporation, General Partner
                                                 ------------------------------
          Suite 1300, LB 7                  Date of Execution by Landlord:
--------------------------------------      -----------------------------------
          Dallas, TX 75225
--------------------------------------
Telephone: 214/696-6900
          ----------------------------
License No.:
            --------------------------
Fax:  214/696-0037                           TENANT:

         None                                Digital Techniques, Inc.
--------------------------------------       ----------------------------------
Cooperating Broker


By:                                          By: /s/ David H. Rowley
   -----------------------------------          -------------------------------
Name:                                        Name: David H. Rowley
     ---------------------------------            -----------------------------
Address:                                     Title: President
        ------------------------------             ----------------------------
                                             Date of Execution
                                             by Tenant:
                                                        July 7, 1993
                                                   ----------------------

--------------------------------------

Telephone:
          -----------------------------
License No.:
            ---------------------------

********************************************************************************

      [For voluntary use only by members of the Greater Dallas Association of REALTORS(R), Inc.]

                           LEASE AMENDMENT NUMBER ONE

                                 APRIL 21, 1995

The provisions of Commercial Lease Agreement dated July 7, 1993, by and between the undersigned parties is hereby amended as follows:

1. Paragraph 1.04, effective April 1, 1995, add: "and 404 West Bethany, Allen, Texas, being floor area of approximately 11,400 square feet."

2. Renewal Option number one is hereby exercised, extending the lease to August 31, 1999.

3. Paragraph 1.06: Effective July 1, 1995, base rent is changed to $12,500.00 per month.

All other terms and conditions remain unchanged.

DIGITAL TECHNIQUES, INC.                ARMET BETHANY LIMITED PARTNERSHIP


By: /s/ David H. Rowley                 By: /s/ Gary W. Havener
    ------------------------------         ------------------------------
                                           Gary W. Havener
Name: David H. Rowley                      President of Armet Corporation,
     -----------------------------         Its General Partner
Title: President
       ---------------------------

                           LEASE AMENDMENT NUMBER TWO

The provisions of Commercial Lease Agreement dated July 7, 1993, and Lease Amendment Number One dated April 21, 1995, by and between the undersigned parties are hereby amended as follows:

1. Renewal Option number two is hereby exercised, extending the lease to August 31, 2004.

2. Paragraph 1.06: Effective September 1, 1999 base rent is changed to $17,500.00 per month; effective September 1, 2000 base rent is changed to $17,750.00 per month; effective September 1, 2001 base rent is changed to $18,000.00 per month; effective September 1, 2002 base rent is changed to $18,250.00 per month; effective September 1, 2003 base rent is changed to $18,500.00 per month;

3.   Paragraph 1.12: Holdover Rent: $25,000.00 per month in advance.

4.   Add Paragraph 7.03 - C., as follows:

     LANDLORD'S ADDITIONAL OBLIGATION:

     Notwithstanding the obligations cited above, Landlord will pay 50% of the cost of replacement of any major component (condenser, compressor, etc.) of HVAC units.

5. Tenant is hereby granted an additional three-year option period beginning September 1, 2004, which must be exercised in writing by June 1, 2004. Rent during this option will be increased annually in proportion to the increase in the CPI (Dallas, Texas) in the prior calendar year.

6.   Attached Addendum A replaces the original Exhibit F attached to the Lease.

All other terms and conditions of the Lease remain unchanged.

The effective date of this Amendment is the latest of the dates listed below as the dates executed by the parties hereto.

DIGITAL TECHNIQUES, INC.                     ARMET BETHANY LIMITED PARTNERSHIP


By:  /s/ Ross LaBarbera                      By: /s/ Gary W. Havener
   --------------------------------             -----------------------------
                                                Gary W. Havener
Name: Ross LaBarbera                            President of Armet Corporation,
     ------------------------------             Its General Partner
Title:  President

Date:  December 10, 1998

                                    Exhibit A

                     [Plot plan showing the leased building]

                 NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS

                               ADDENDUM A TO LEASE

                              EXPENSE REIMBURSEMENT

Demised Premises and Address: 402 and 404 West Bethany Drive -
                              Allen, Texas 75002
                              -------------------------------------------------

  [Check all boxes which apply. Boxes not checked do not apply to this Lease.]



1. Expense Reimbursement. Tenant shall pay the Landlord as additional Rent a portion of the following expenses (collectively called "Reimbursement") which are incurred by or assessed against the Demised Premises [check all boxes which apply]:

                  |X|  Ad Valorem Taxes;
                  |X|  Insurance Premiums;
                  |X|  Common Area Maintenance (CAM) Expenses;
                  |_|  Operating Expenses;
                  |_|  Roof and Structural Maintenance Expenses;

2. Expense Reimbursement Limitations. The amount of Tenant's Reimbursement shall be determined be one of the following methods as described in Section 4 below [check all boxes which apply]:

                  |X| Base Year/Expense Stop Adjustment;
                  |_| Pro Rata Adjustment;
                  |_| Fixed Amount Adjustment;
                  |_| Net Lease Provisions.

3. Expense Reimbursement Payments. Tenant agrees to pay any end-of-year lump sum Reimbursement within thirty (30) days after receiving an invoice from Landlord. Any time during the Lease Term (or any renewals or extensions) Landlord may direct Tenant to pay monthly an estimated portion of the projected future Reimbursement amount. Any such payment directed by Landlord shall be due and payable monthly on the same day that the Base Rent is due. Any Reimbursement relating to partial calendar years shall be prorated accordingly. Tenant's Pro Rata Share of such Reimbursements shall be based on the square footage of useable area contained in the Demised Premises in proportion to the square footage of useable building area of the Property. Tenant may audit or examine those items of expense in Landlord's records which relate to Tenant's obligations under this Lease. Landlord shall promptly refund to Tenant any overpayment which is established by an audit or examination. If the audit or examination reveals an error of more than five percent (5%) over the figures billed to Tenant, Landlord shall pay the reasonable cost of the audit or examination.

4. Definitions.

     A. Ad Valorem Taxes. All general real estate taxes, general and special assessments, parking surcharges, rent taxes, and other similar governmental charges levied against the Property for each calendar year.

     B. Insurance Premiums. All Landlord's insurance premiums attributable to the Property, including but not limited to insurance for fire, casualty, general liability, property damage, medical expenses, and extended coverage, and loss of rents coverage for six months' Rent.

     C. Common Area Maintenance Charges. Common area maintenance expenses ("CAM") means all costs of maintenance, inspection and repairs of the common areas of the Property, including but not limited to those costs for security, lighting, painting, cleaning, decorations and fixtures, utilities, ice and snow removal, trash disposal, project signs, minor roof defects, pest control, project promotional expenses, property owners' association dues, wages and salary costs of maintenance personnel, and other expenses benefiting all the Property which may be incurred by Landlord, in its discretion, including sales taxes and a reasonable service charge for the administration thereof. The "common area" is defined as that part of the Property intended for the collective use of all tenants including, but not limited to, the parking areas, driveways, loading areas, landscaping, gutters and downspouts, plumbing, electrical systems, roof, exterior walls, sidewalks, malls, promenades (enclosed or otherwise), meeting rooms, doors, windows, corridors and public rest rooms. CAM does not include depreciation on Landlord's original investment, cost of tenant improvements, real estate brokers' fees, Landlord's management office and overhead expenses or interest or depreciation on capital investments.

                                   EXHIBIT "B"

                             FIELD NOTE DESCRIPTION


BEING all of BETHANY TECH CENTER ADDITION, an Addition to the City of Allen, Collin County, Texas, according to the Replat thereof recorded in Volume F, Page 273 of the Map Records of Collin County, Texas, and being the same 4.251 acre tract of land situated in the City of Allen, Collin County, Texas, out of the William Perrin Survey, Abstract Number- 708, and being a portion of a tract of land conveyed to Bethany Tech Center Associates, LTD., by deed recorded in Volume 1780 Page 105 of the Deed Records of Collin County, Texas, said 4.251 acre tract of land being more particularly, described as follows:

BEGINNING at a 1/2 inch iron rod found in the northerly right-of-way line of Bethany Road (a 110 foot R.O.W.) for the southeast corner of said Bethany Tech Center tract, said iron rod being in a curve to the left, the radius point of said curve being situated South 14 degrees 42 minutes 39 seconds West a distance of 786.42 feet from said iron rod;

THENCE with the northerly right-of-way line of Bethany Road the following:

         Westerly with said curve to the left through a central angle of 00 degrees 40 minutes 55 seconds an arc distance of 9.36 feet to a 1/2 inch iron rod found for corner;

         S 14 degrees, 01 minutes 44 seconds West, a distance of 5.00' feet to a cut X found in concrete for corner in a curve to the left, the radius point of said curve being situated South 14 degrees 01 minutes 44 seconds West, a distance of 781.42' feet from said cut X;

         Southwesterly with said curve to the left through a central angle of 29 degrees 59 minutes 39 seconds an arc distance of 409.07' feet to a 1/2' inch iron rod found for corner;

THENCE departing the northerly right-of-way line of Bethany Road North 14 degrees 01 minutes 44 seconds East, a distance of 534.65' feet to a 1/2" inch iron rod found for corner in the northerly line of said Bethany Tech Center Tract;

THENCE with the northerly line of said tract South 75 degrees 58 minutes 16 seconds East, a distance of 400.00' feet to a 3/8" inch iron rod found for the northeast corner of the Bethany Tech Center Tract:

THENCE with the easterly line of said tract South 14 degrees 01 minutes 44 seconds West, a distance of 425.06' feet to the POINT OF: BEGINNING and CONTAINING 4.251 acres of land more or less.

                                   EXHIBIT "E"

                                 RENEWAL OPTIONS


     Provided that no event of default exists under any term or provision contained in this Lease and provided that Tenant has continuously occupied the Premises for the Permitted Use during the Lease Term, Tenant shall have the right and option (the "Renewal Option"), subject to the terms and conditions set forth below, to renew this Lease, by written notice delivered to Landlord no later than thirteen (13) months prior to the expiration of the initial Lease Term or of the then-existing Renewal Term, for two (2) additional terms (the "Renewal Terms") of thirty-six (36) months each under the same terms, conditions and covenants contained in the Lease, except that (a) no cash allowances, if any, applicable to the initial Lease Term shall apply to the Renewal Term; (b) the Base Rental for each 60-month Renewal Term shall be separately determined and shall be equal to the market rate for comparable office space located in the 5-mile radius geographic area surrounding the Premises as of the end of the initial Lease Term or as of the end of the first 60-month Renewal Term (as applicable), (e) Tenant shall have no option to renew this Lease beyond the expiration of the second Renewal Term, and (d) all, leasehold improvements within the Premises shall be provided in their then existing condition (on an "as is" basis) at the time each applicable Renewal Term commences. A refurbishment allowance shall be provided to Tenant only if, and to the extent that, market conditions at the time of such Renewal Term indicate such a refurbishment allowance is appropriate. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise the Renewal Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Renewal Option. In the event Tenant elects to exercise the Renewal Option as set forth above, Landlord shall, within thirty (30) days thereafter, notify Tenant in writing of the proposed rental for the Renewal Term (the "Proposed Renewal Rental"). Tenant shall within fifteen (15) days following delivery of the Proposed Renewal Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord's proposal, then the Proposed Renewal Rental shall be the rental rate. in effect during the applicable Renewal Term. Failure of Tenant to, respond in writing during die aforementioned fifteen (15) day period shall be deemed a rejection by, Tenant of the Proposed Renewal Rental, Should Tenant reject Landlord's Proposed Renewal Rental during such fifteen (15) day period, or be deemed to have rejected such Proposed Renewal Rental then Landlord and Tenant shall negotiate during the thirty (30) days period commencing upon Tenant's rejection (or deemed rejection) of Landlord's Proposed Renewal Rental to determine the rental for the Renewal Term. In the event Landlord and Tenant are unable to agree upon a rental for the applicable Renewal Term during said thirty
(30) day period, then, after the expiration of the 30-day negotiation period, the following procedure shall be implemented to determine fair market rent:

     (a) Within five (5) business days following the expiration of such 30-day negotiation period, Landlord shall select, and notify Tenant of its selection of a recognized independent "MAI" designated real estate appraiser knowledgeable and having at least five (5) years experience in the current office building market of the Dallas area (the "Landlord's Market Appraiser"). Within ten (10) days following Landlord's selection of Landlord's Market Appraiser, Landlord shall cause such Appraiser to analyze the then-existing market conditions and prepare and deliver to Landlord and Tenant such Appraiser's determination of the fair market rent for the Premises for the applicable Renewal Term. In addition to such Appraiser's determination of fair market rent being contained in notice to Tenant, Landlord shall further cause such notice to specifically state that if Tenant fails to respond to such notice within five (5) days following Tenant's receipt of such notice from Landlord's Market Appraiser, then such failure to respond by Tenant shall be deemed to be Tenant's acceptance of such determination of fair market rent. If (i) Tenant accepts in writing such determination of fair market rent presented by Landlord's Market Appraiser or (ii) if Tenant shall not have notified Landlord of its objection to such determination in writing, within five (5) days following Tenant's receipt of a written notice of such determination by Landlord's Market Appraiser, then such determination by Landlord's Market Appraiser of the fair market rent for the Premises for the applicable Renewal Term shall irrevocably become the fair market rent for such period of the Lease. Notwithstanding, such determination by Landlord's Market Appraiser becoming the fair market rent for such period of the Lease, Tenant shall nevertheless be entitled to revoke its exercise of the Renewal Option, as hereinafter provided in Paragraph (b)(iii).

     (b) If Tenant notifies Landlord, within five (5) days following its receipt of Landlord's Market Appraiser's determination of the fair market rent that it objects to such determination as not accurately reflecting such fair market rent ("Tenant's Notice of Objection to Landlord's Market Appraiser's Determination"), then the following procedure shall be implemented to determine fair market rent:

          (i) Within five (5) days following Tenant's mailing or delivering to Landlord the Tenant's Notice of Objection to Landlord's Market Appraiser's Determination, Tenant shall select, and notify Landlord of its selection of a recognized independent "MAI" designated real estate appraiser knowledgeable and having at, leave five (5) years experience in the current office building market of the Dallas area (the "Tenant's Market Appraiser"). Within ten (10) days following Tenant's selection of Tenant's Market Appraiser, Tenant shall cause such Appraiser to analyze the then-existing market conditions, and prepare and deliver to Landlord and Tenant such Appraiser's determination of the fair market rent for the Premises for the applicable Renewal Term, In addition to such Appraiser's determination of fair market rent being contained in such notice to Landlord, Tenant shall further cause such notice to specifically state that if Landlord fails to respond to such notice within five (5) days following Landlord's receipt of such notice from Tenant's Market Appraiser, then such failure to respond by Landlord shall be deemed to be Landlord's acceptance of such determination of fair market rent. If Landlord accepts in writing such determination of fair market rent presented by Tenant's Market Appraiser, or if Landlord shall not have notified Tenant of its objection to such determination, in writing, both within five (5) days following Landlord's receipt of such determination by Tenant's Market Appraiser, then such determination by Tenant's Market Appraiser of the fail market rent for the Premises for the applicable Renewal Term shall irrevocably become the fair market rent for such period of the Lease.

          (ii) If Landlord notifies Tenant, within five (5) days following its receipt of Tenant's Market Appraiser's determination of the fair market rent, that it objects to such determination as not accurately reflecting such fair market rental rate ("Landlord's Notice of Objection to Tenant's Market Appraiser's Determination"), then Landlord and Tenant shall within five (5) days thereafter, direct both Landlord's Market Appraiser and Tenant's Market Appraiser to select within five (5) days thereafter, and notify Landlord and Tenant of their selection of, a third independent "MAI" designated real estate appraiser knowledgeable and having at least five (5) years experience in the current office building market of the Dallas area (the "Third Market Appraiser"), Within ten (10) days following such selection of the Third Market Appraiser, such Appraiser shall analyze the then-existing market conditions, prepare and deliver to Landlord, Tenant, Landlord's Market Appraiser, and Tenant's Market Appraiser such Third Market Appraiser's determination of the fair market rent for the Premises for the applicable Renewal Term. If the Third Market Appraiser's determination of fair market rent is a number between (x) the rental rate determined by Landlord's Market Appraiser, augmented five percent (5%) both higher and lower from such rental rate, and (y) the rental rate determined by Tenant's Market Appraiser, augmented five percent (5%) both higher and lower form such rental rate, then such Third Market Appraiser's determination of fair market rent shall be the agreed upon determination of fair market rent. However, if the Third Market Appraiser's determination of fair market rent is a number not between (x) and (y) from the previous sentence, then the final, irrevocable determination of fair market rent, which shall be binding upon both Landlord and Tenant, will be calculated by adding together the two closest appraisals of the three determinations from the three Appraisers, and dividing such sum by two. Both Landlord and Tenant acknowledge that the determination of fair market rent which is derived from such procedure shall be irrevocably binding upon both Landlord and Tenant. Within thirty (30) days after Tenant receives notice of the final and binding determination of fair market rent in accordance with the Exhibit- "E", Tenant shall deliver written notice to Landlord indicating whether or not Tenant elects to extend the Primary or Renewal Term, as the case may be, or whether Tenant elects to revoke Tenant's prior exercise of the Renewal Term election. If Tenant fails to deliver such notice within the 30-day period then such, failure shall be deemed to be Tenant's revocation of the election to exercise the applicable Renewal Term.

     (c) Notwithstanding, any provisions elsewhere in this Lease allocating the payment of expenses, Landlord agrees to pay the expenses associated with the services of Landlord's Market Appraiser Tenant agrees to pay the expenses associated with the services of Tenant's Market Appraiser, and both Landlord and Tenant agree to jointly and equally pay the expenses associated with the services of the Third Market Appraiser.

     Upon exercise of the Renewal Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of such applicable Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the Lease Term shall terminate all renewal rights hereunder. In the event of the dissolution or bankruptcy of Tenant, the renewal right contained herein shall no longer be effective.

                 GREATER DALLAS ASSOCIATION OF REALTORS(R), INC.
                                    EXHIBIT F
                              EXPENSE REIMBURSEMENT


PROPERTY ADDRESS OR DESCRIPTION:    402 West Bethany - Allen, Texas
                                ---------------------------------------------

DATE OF LEASE:
              ------------------------------------------------

1. Expense Reimbursement

     Tenant shall pay the Landlord, as additional rental hereunder, a portion of the following expenses, as defined hereafter, incurred, levied or assessed for or against the Demised Premises: [Check those that are to apply. Boxes not checked do not apply.]

         |_|      Ad Valorem Taxes
         |_|      Insurance Premiums
         |_|      Common Area Maintenance Charges (CAM)
         |_|      Operating Expenses

(herein collectively called `Reimbursement")

2. Expense Reimbursement Limitations

     The amount of Tenant's Reimbursement obligation shall be determined by one of the following methods: [Check only the one applicable box.]

         |X|      Base Year/Expense Stop Adjustment
         |_|      Pro Rata Adjustment
         |_|      Fixed Amount Adjustment

The calculation for each of said methods is set forth under Section 4 below.

3. Expense Reimbursement Payments

     Tenant agrees to pay the applicable Reimbursement within thirty (30) days after receiving an invoice therefor from Landlord. If at any time during the Lease Term or any renewals or extensions Landlord has reason to believe that at some time within the immediately succeeding 12-month period Tenant will owe Landlord a payment pursuant to this provision, Landlord may direct Tenant to pay monthly an estimated portion of the projected future amount. Tenant agrees that any such payment directed by Landlord shall be due and payable monthly on the same day that the Base Rent is due. Any Reimbursement relating to partial calendar years shall be prorated accordingly.

4. Definitions

     A. Ad Valorem Taxes: All general real estate taxes, general and special assessments, parking surcharges, rent taxes, and other similar governmental charges levied against the Property for each calendar year.

     B. Insurance Premiums: All insurance premiums attributable to the Property, including, but not limited to, premiums for fire, casualty, and extended coverage, liability coverage, and loss of rents coverage.

     C. Common Area Maintenance Charges: All costs of the ownership, operation, and maintenance of the common area, including, but not limited to, those costs for security, lighting, painting, cleaning, leasing, inspecting, and repairing which may be incurred by Landlord, in its discretion, including a reasonable allowance for Landlord's overhead and management. The term "common area" is defined as that pan of the Property intended for the common use of all tenants, including, but not limited to, the parking areas, landscaping, loading areas, sidewalks, malls, promenades (enclosed or otherwise), public rest rooms, meeting rooms, corridors, and curbs. Common area maintenance shall not include depreciation on Landlord's original investment, cost of tenant improvements, real estate brokers' fees, and interest or depreciation on capital investments.

     D. Operating Expenses: All costs of management, operation, and maintenance of the Property, including, but not limited to, wages, salaries, janitorial services, maintenance, repairs, and cost of utilities. Operating expenses shall not include depreciation on Landlord's original investment. cost of tenant improvements, real estate brokers' fees, and interest or depreciation on capital investments.

     E. Base Year/Expense Stop Adjustment: If the Landlord's ad valorem taxes, insurance premiums, common area maintenance charges and/or operating expenses for the Property for any calendar year during the term hereof or during any extension of this lease increase over (1) such amounts paid by Landlord for the Base Year 1993, or (2) $___N/A___ per square foot per year [choose one], Tenant agrees to pay its share of such increase based on the square footage contained in the Demised Premises in proportion to the square footage of leasable area of the Property.

     F. Pro Rata Adjustment: Tenant shall pay to Landlord its pro rata share of the total amount of Landlord's insurance premiums, ad valorem taxes, common area maintenance charges, and/or operating expenses for any calendar year during the term hereof and during any extension of this lease. Tenant's pro rata share of such amount


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

shall be based on the square footage contained in the Demised Premises in proportion to the square footage of the leasable area of the Property.

     G. Fixed Amount Adjustment: Tenant shall pay as additional rent the following monthly amounts as Tenant's Reimbursement to Landlord for the ad valorem taxes, insurance premiums, common area maintenance charges, and/or operating expenses assessed or levied against the Property:

        Ad Valorem Taxes                   $                          per month
                                            --------------------------
        Insurance Premiums                 $                          per month
                                            --------------------------
        Common Area Maintenance Charges    $                          per month
                                            --------------------------
        Operating Expenses                 $                          per month
                                            --------------------------



INITIALS: LANDLORD: /s/ Illegible          INITIALS: TENANT: /s/ Illegible
                   ------------------                       -------------------




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


                 GREATER DALLAS ASSOCIATION OF REALTORS(R), INC.
                                    EXHIBIT H
                          CONSTRUCTION OF IMPROVEMENTS


PROPERTY ADDRESS OR DESCRIPTION:    402 West Bethany - Allen, Texas
                                 -------------------------------------------

DATE OF LEASE:
              ------------------------------------------------


1. Construction of Improvements:

     A. Landlord agrees to construct (or complete) a building and other improvements upon the Demised Premises in accordance with detailed Plans and Specifications to be prepared forthwith by Landlord and delivered to Tenant. Upon approval by Tenant, two or more sets of said Plans and Specifications shall be signed by both parties, with one signed set retained by Tenant. Changes to said Plans and Specifications thereafter shall be made only by written addenda signed by both parties. If parties cannot agree on detailed Plans and specifications by July 30, 1993, either party may cancel this Lease by giving the other party written notice.

     B. Upon approval of said Plans and Specifications, Landlord shall forthwith begin construction and pursue same to completion with reasonable diligence in a good and workmanlike manner.

2. Completion Date:

     A. It is estimated by Landlord that the building and other improvements shall be completed by 60 days after approval per Paragraph 1A.

     B. Landlord shall notify Tenant in writing when construction has been completed. Tenant shall thereupon inspect the building and other improvements, and if same have in fact been completed in accordance with the Plans and Specifications, the Lease Term shall begin upon the date of completion with Base Rent due and payable as provided in Article Three of the Lease.

     C. If the building and other improvements have not in fact been completed in accordance with the Plans and Specifications, written notification of the items deemed incomplete shall be given by Tenant to Landlord immediately following inspection. Landlord shall forthwith proceed to finish the incomplete items, and the lease term shall begin upon the date that such items are in fact complete.

     D. Completion, as used herein, shall mean substantial completion. Substantial completion shall mean at such time as the Landlord obtains a Certificate of Occupancy issued by the local municipal authorities whose jurisdiction includes the Demised Premises, and is the stage when the construction is sufficiently Complete in accordance with the Plans and Specifications that the Tenant can occupy or utilize the Demised Premises for its intended use, except for minor "punch list" items remaining to be completed.

     3. Letter of Acceptance: Tenant agrees to execute and deliver to Landlord, with a copy to the Principal Broker, a Letter of Acceptance, addressed to Landlord and signed by Tenant (or its authorized representative) acknowledging that construction has been completed in accordance with the Plans and Specifications and acknowledging the Commencement Date of the Lease Term.

     4. Taking of Possession: The taking of possession of the Demised Premises by Tenant shall be deemed conclusively to be acknowledgment by Tenant that construction has been completed in accordance with Plans and Specifications (except for latent defects) and that the Lease Term has begun as of the date of completion.

     5. Failure to Complete: In the event that the building and other improvements have not been completed in accordance with the Plans and Specifications by * , 19____, or by such date as extended by application of
Section 16.01, Tenant shall have the right and option to terminate this Lease by giving written notice of Tenant's intention to terminate as of a certain date not less than fifteen (15) days prior to said certain date. If the building and other improvements have not been completed by said certain date, the lease shall, at the option of Tenant, terminate with no further liability of one party to the other.

     6. Lease commencement date is Paragraph 1.05 will be adjusted to the date of completion.


* 90 days after approval per Paragraph 1A.





INITIALS: LANDLORD: /s/ Illegible              INITIALS: TENANT: /s/ Illegible
                    -----------------                           ---------------



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